UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2011
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation Fair Disclosure.
Today, at the Consumer Analyst Group of New York Conference in Boca Raton, Florida, PepsiCo, Inc. (“PepsiCo” or “we”) will reiterate that it expects earnings per share growth of 7 to 8 percent on a 52-week, core constant currency basis in 2011 from its fiscal 2010 core EPS of $4.13. Beyond 2011, the company expects high-single-digit core constant currency EPS growth.
PepsiCo will also state that it expects fiscal 2011 organic net revenue growth, on a 52-week, core constant currency basis, and excluding the impact of the acquisition of Wimm-Bill-Dann Foods OJSC, in line with its long-term goal of mid-single-digit core constant currency net revenue growth, from its fiscal 2010 pro forma net revenue of $59.6 billion, including the pro forma impact of the acquisitions of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc.
Please refer to the glossary for more information about the company’s fiscal 2011 and longer-term core constant currency EPS guidance and net revenue guidance.
Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Glossary
Core: Core results are non-GAAP financial measures. Core results exclude the following items in our historical results: the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges (including charges related to The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD); restructuring and impairment charges; a one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela; an asset write-off for SAP software; a contribution to The PepsiCo Foundation; interest expense incurred in connection with our debt repurchase; and, with respect to our PBG and PAS mergers, certain fair value adjustments to acquired inventory and the gain on previously held equity interests in PBG and PAS. With respect to our 2011 and longer-term guidance, our core results exclude: the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week in 2011. For more details and reconciliations of our 2010 core results and full-year 2011 and longer-term core constant currency net revenue and EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information.”
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Organic net revenue growth. Net revenue growth excluding the impact of acquisition/divestiture activity.
Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Core constant currency EPS growth is a non-GAAP financial measure as it excludes certain items noted below. Additionally, core constant currency organic net revenue growth is a non-GAAP financial measure as it includes the pro forma impact of the acquisitions of PBG and PAS in 2010 and excludes the impact of the acquisition of WBD in 2011. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the year ended December 25, 2010, we recognized $91 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
Merger and integration charges
In the year ended December 25, 2010, we incurred merger and integration charges of $799 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $467 million recorded in the PAB segment, $111 million recorded in the Europe segment, $191 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to the acquisitions. In addition, in the year ended December 25, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the year ended December 25, 2010, we recorded $398 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $358 million recorded in the PAB segment and $40 million recorded in the Europe segment.

Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.
Asset write-off for SAP software
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Interest expense incurred in connection with debt repurchase
In the year ended December 25, 2010, we paid $672 million in a cash tender offer to repurchase $500 million (aggregate principal amount) of our 7.90% senior unsecured notes maturing in 2018. As a result of this debt repurchase, we recorded a $178 million charge to interest expense, primarily representing the premium paid in the tender offer.
53rd week in 2011
In fiscal 2011, we will have an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years.
2011 and longer-term guidance
Our 2011 and longer-term core constant currency EPS guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week in 2011. Our 2011 core constant currency organic net revenue guidance includes the pro forma impact of the acquisitions of PBG and PAS in 2010 and excludes the impact of the acquisition of WBD and the 53rd week in 2011. We are not able to reconcile our full-year projected 2011 and longer-term core constant currency net revenue and EPS guidance to our full-year projected 2011 and longer-term reported results because we are unable to predict the 2011 and longer-term impacts of foreign exchange or, with respect to the EPS guidance, the mark-to-market net gains or losses on commodity hedges, due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.
Diluted EPS Reconciliation

FY 2010
Reported Diluted EPS	$3.91
Mark-to-Market Net Gain	(0.04)
Gain on Previously Held Equity Interests	(0.60)
Merger and Integration Charges	0.40
Inventory Fair Value Adjustments	0.21
Venezuela Currency Devaluation	0.07
Asset Write-Off	0.06
Foundation Contribution	0.04
Debt Repurchase	0.07

Core Diluted EPS	$4.13 *

*	Does not sum due to rounding.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: February 24, 2011	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary